     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 1994
                                                      REGISTRATION NO. 33-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ----------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  ----------

                                 MERISEL, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                     95-4172359
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)

                           200 Continental Boulevard
                         El Segundo, California 90245
                                (310) 615-3080
         (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                                  ----------
                                 JAMES L. BRILL
      Senior Vice President-Finance, Chief Financial Officer and Secretary
                                 Merisel, Inc.
                           200 Continental Boulevard
                          El Segundo, California 90245
                                 (310) 615-3080
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ----------
                                   COPIES TO:
                            CYNTHIA M. DUNNETT, ESQ.
                               Riordan & McKinzie
                             300 South Grand Avenue
                         Los Angeles, California  90071

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

          If any of the securities being offered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                        PROPOSED            PROPOSED
     TITLE OF          AMOUNT           MAXIMUM              MAXIMUM            AMOUNT OF
 SECURITIES TO BE       TO BE       OFFERING PRICE         AGGREGATE          REGISTRATION
    REGISTERED        REGISTERED     PER SHARE/(1)/    OFFERING PRICE/(1)/         FEE
- ------------------------------------------------------------------------------------------
Common Stock           1,103,144           $17.63           $19,448,428         $6,706
($.01 par value)
==========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of the Common Stock on April 4, 1994, as reported in the Nasdaq National Market.

                           _________________________

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

 PROSPECTUS

                                1,103,144 SHARES

                               [LOGO OF MERISEL]

                                  COMMON STOCK

    The 1,103,144 shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of Merisel, Inc. (the "Company" or "Merisel") offered hereby are to be sold by the Selling Stockholder. See "The Selling Stockholder."

    The Selling Stockholder may sell the Shares from time to time in transactions on the Nasdaq National Market. See "Plan of Distribution." Sales of the Shares may be effected by selling such securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder. The Selling Stockholder and any broker-dealer who acts in connection with the sales of Shares may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares might be deemed to be underwriting discounts and commissions under the Securities Act.

    None of the proceeds from the sale of the Shares will be received by the Company. The Selling Stockholder shall pay (i) all registration and listing fees to be paid to the Securities and Exchange Commission and the Nasdaq National Market, discounts and selling commissions and fees (if any) and expenses of counsel and other advisors to the Selling Stockholder, in connection with the registration and sale of the Shares being offered hereby and (ii) all other expenses (if any) in connection with the registration and sale of the Shares being offered hereby (the "Incidental Expenses") up to a maximum of $5,000. The Company has agreed to pay any Incidental Expenses in excess of $5,000. See "Plan of Distribution."

    The Common Stock is traded on the Nasdaq National Market under the symbol "MSEL." On March 30, 1994 the reported closing price of the Company's Common Stock on the Nasdaq National Market was $18.25 per share.

                              -------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE   SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION   PASSED UPON THE
 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY   REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                              -------------------

 No dealer, salesman or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or in the facts herein set forth since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.


                The date of this Prospectus is April ___, 1994.

                             AVAILABLE INFORMATION


    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Room 3190, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511; and 13th Floor, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.
 Such reports, proxy statements and other information concerning the Company are also available for inspection at the offices of the Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, Washington, D.C. 20006.

    The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.
 For further information, reference is made to the Registration Statement.


                      DOCUMENTS INCORPORATED BY REFERENCE


    The following documents filed by the Company with the Commission are incorporated herein by reference:

    (1) The Annual Report of the Company on Form 10-K for the year ended December 31, 1993.

    (2) The Current Report of the Company on Form 8-K dated January 31, 1994, as filed with the Commission on February 14, 1994 and as amended on March 24, 1994.

    (3) The description of the Common Stock contained in a registration statement on Form 8-A, dated August 31, 1988, as amended.

    (4) All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), (c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to: Mr. James L. Brill, Senior Vice President-Finance, Chief Financial Officer and Secretary, Merisel, Inc., 200 Continental Boulevard, El Segundo, California 90245, telephone number (310) 615-3080.

                                  THE COMPANY

      Merisel is the largest worldwide publicly-held wholesale distributor of microcomputer hardware and software products. Through its full-line, channel-specialized distribution business, Merisel combines the comprehensive product selection and operational efficiency of a full-line distributor with the customer support of specialty distributor offering dedicated sales organizations to each of its customer groups. On January 31, 1994, the Company completed the acquisition of certain assets of ComputerLand Corporation's United States franchise and aggregator business (the "ComputerLand Business"). The ComputerLand Business is a leading aggregator, or master reseller, of computer systems and related products from major microcomputer manufacturers, including Apple, Compaq, Hewlett-Packard and IBM, to a network of approximately 750 independently-owned computer product resellers in the United States. With the acquisition of the ComputerLand Business, the Company has become the industry's only "Master Distributor," combining the strengths of a full-line, channel-specialized distributor with those of a master reseller.

      At December 31, 1993, Merisel stocked over 25,000 products from more than 900 of the microcomputer hardware and software industry's leading manufacturers including Apple, AST, Borland, Colorado Memory Systems, Compaq, Creative Labs, Digital Equipment Corporation, Epson, Hayes, Hewlett-Packard, IBM, Intel, Lotus, Microsoft, NEC, Novell, Okidata, Sun Microsystems, Symantec, Texas Instruments, 3Com, Toshiba, WordPerfect and Wyse. Merisel sells products to over 65,000 computer resellers worldwide, including value-added resellers, system integrators and original equipment manufacturers. The Company currently maintains 20 distribution centers that serve North America, Europe, Latin America, Australia and other international markets. For fiscal year ended December 31, 1993, the Company's net sales by geographic region were generated as follows: United States, 63%; Canada, 13%; Europe, 17%; and other international markets, 7%.

      Merisel has achieved its leading position by pursuing a strategy of offering the industry's leading products and services to its customers at competitive prices, providing superior cost-effective service through operational excellence, expanding the Company's international business and targeting its various customer groups using dedicated sales forces and marketing programs.


                            THE SELLING STOCKHOLDER
                                      AND
                                USE OF PROCEEDS


      All of the shares of Common Stock offered hereby are offered by Vanstar Corporation, formerly ComputerLand Corporation (the "Selling Stockholder").
 Any sales of such Shares will be for the account of the Selling Stockholder and none of the proceeds of such offering will be received by the Company. As of the date of this Prospectus, the Selling Stockholder owned 1,103,144 shares of Common Stock.


                              PLAN OF DISTRIBUTION

      The Shares are being registered to permit public secondary sales of the Shares by the Selling Stockholder from time to time after the date of this Prospectus. The Selling Stockholder shall pay (i) all registration and listing fees to be paid to the Securities and Exchange Commission and the Nasdaq National Market, discounts and selling commissions and fees (if any) and expenses of counsel and other advisors to the Selling Stockholder, in connection with the registration and sale of the Shares being offered hereby and (ii) all other expenses (if any) in connection with the registration and sale of the Shares being offered hereby (the "Incidental Expenses") up to a maximum of $5,000. The Company has agreed to pay any Incidental Expenses in excess of $5,000.

      The Company anticipates that the Selling Stockholder may sell all or a portion of the Shares from time to time on the Nasdaq National Market, and may sell the Shares through a broker or brokers or in the over-the-counter market at prices prevailing on such exchange or over-the-counter market, as appropriate, at the times of such sales. The Selling Stockholder may also make private sales directly or through such broker or brokers. Brokers participating in such transactions may receive customary brokerage commissions from the Selling Stockholder. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate.


                                 LEGAL MATTERS


      The validity of the Shares offered hereby has been passed upon by Riordan & McKinzie, a Professional Corporation. As of the date of this Prospectus, certain principals of Riordan & McKinzie beneficially owned 6,500 shares of Common Stock.


                                    EXPERTS

      The consolidated financial statements and related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1993 have been audited by Deloitte & Touche, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

           The statements of revenues and operating expenses of the United States Franchise and Distribution Division of ComputerLand Corporation for the years ended September 30, 1992 and 1993 appearing in the Company's Current Report on Form 8-K dated January 31, 1994 have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the various expenses and costs (other than discounts and commissions, which shall be paid by the Selling Stockholder) expected to be incurred by the Selling Stockholder in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimated except the registration fee of the Commission and the listing fee of the Nasdaq National Market.

                               Item                 Amount Paid
                               ----                 -----------
                  SEC registration fee...........     $ 6,706
                  Nasdaq listing fee.............      17,500
                  Fees of transfer agent.........         --
                  Accounting fees and expenses...         --
                  Legal fees and expenses........       5,000
                  Blue sky fees and expenses.....         --
                  Miscellaneous..................         500
                                                      -------
                     Total.......................     $29,706
                                                      =======

 ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company has adopted provisions in its Restated Certificate of Incorporation (the "Certificate") that limit the liability of its directors.
 As permitted by the Delaware General Corporation Law (the "Delaware Law"), the Certificate provides that directors shall not be personally liable for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law (governing unlawful payments of dividends and unlawful stock purchases and redemptions), as the same exists or hereafter may be amended or (iv) for any transaction from which the director derived an improper benefit.

      The Company's Bylaws and the Certificate further provide that the Company may indemnify and hold harmless its directors and officers to the fullest extent authorized by the Delaware Law, which provides a detailed statutory framework covering indemnification of directors and officers against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers.

      Section 145 of the Delaware Law provides that a director or officer of a corporation (i) shall be indemnified by the corporation for expenses in defense of any action or proceeding if the director or officer is sued by reason of his service to the corporation, to the extent that such person has been successful in defense of such action or proceeding, or in defense of any claim, issue or matter raised in such litigation, (ii) may, in actions other than actions by or in the right of the corporation (such as derivative actions), be indemnified for expenses, judgments, fines, amounts paid in settlement of such litigation and other amounts, even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and in the case of a criminal proceeding, if he did not have reasonable cause to believe his conduct was unlawful) and (iii) may be indemnified by the corporation for expenses (but not judgments or settlements) of any action by the corporation or of a derivative action (such as a suit by a stockholder alleging a breach by the director or officer of a duty owed to the corporation), even if he is not successful on the merits, provided that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification is permitted without court approval if the director was adjudged liable to the corporation.

      The permissive indemnification described in clauses (ii) and (iii) of the previous paragraph may be made only upon a determination by (a) a majority of a quorum of disinterested directors, (b) the stockholders or (c) under certain circumstances, by independent legal counsel in a written opinion that indemnification is proper in the circumstances because the applicable standard of conduct has been met. The Board of Directors may authorize the advancement of litigation expenses to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that such director or officer is not entitled to indemnification.

      The Company has entered into indemnity agreements (the "Indemnity Agreements") with each director of the Company, including directors who are also officers and employees of the Company. The Indemnity Agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware Law. The Indemnity Agreements constitute binding agreements of the Company and will prevent the Company from modifying its indemnification policy in any way which is adverse to any person (an "Indemnified Party") who is a party to and required to be indemnified pursuant to an Indemnity Agreement.

      The Indemnity Agreements also alter or clarify the statutory indemnity in a number of ways, including the following: (i) indemnification is required in most circumstances unless the Indemnified Party's actions are adjudged to be in bad faith, knowingly fraudulent or deliberately dishonest; (ii) indemnification is explicitly provided for settlements and costs of investigation and appeal in derivative actions; (iii) the Company must advance the expenses incurred in defending, investigating or appealing any proceeding to which the Indemnified Party is a party as a result of service to the Company, but the Indemnified Party must repay such expenses if it is ultimately determined that such person is not entitled to indemnification; (iv) the Company must provide indemnification unless it is determined promptly by a majority of disinterested directors, by independent legal counsel or a panel of arbitrators that the person is not entitled to indemnification; (v) partial indemnification is permitted in the event that the Indemnified Party is not entitled to full indemnification; and (vi) if the determining body finds indemnification inappropriate, the Indemnified Party may petition a court for an independent determination. Neither the failure by the directors, counsel or arbitrators to make such a determination, or an actual determination by any of them that the Indemnified Party failed to meet the applicable standard of conduct, will be a defense to such action or create a presumption that the Indemnified Party did not meet the applicable standard of conduct. The indemnity also covers action by a director, officer or key employee as a director, officer or agent of an employee benefit plan or other corporation, partnership, joint venture or other enterprise when such person is serving in such capacities at the request of the Company. The enforceability of certain provisions of the Indemnity Agreement has not been tested in court and remains subject to considerations of state law and public policy.

ITEM 16.  EXHIBITS.

               5.1   Opinion of Riordan & McKinzie.
              23.1   Consent of Deloitte & Touche.
              23.2   Consent of Ernst & Young.
              23.3 Consent of Riordan & McKinzie (included in the opinion filed as Exhibit 5.1 hereto).
              24.1   Power of Attorney (included on Page II-4)

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
 Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Segundo, State of California, on the 31st day of March 1994.

                                           MERISEL, INC.



                                           By: /s/  JAMES L. BRILL
                                              -------------------------------
                                              James L. Brill
                                              Senior Vice President-Finance,
                                              Chief Financial Officer
                                              and Secretary


                               POWER OF ATTORNEY

      Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Michael D. Pickett and James L. Brill and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Form S-3 Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                              TITLE                         DATE
          ---------                              -----                         ----

  /s/ MICHAEL D. PICKETT         Co-Chairman of the Board of Directors,   March 31, 1994
- ---------------------------       President and Chief Executive Officer
      Michael D. Pickett          (Principal Executive Officer)


    /s/ ROBERT S. LEFF           Co-Chairman of the Board of Directors,   March 17, 1994
- ---------------------------       and Senior Vice President-
        Robert S. Leff            Business Development


   /s/ DAVID S. WAGMAN           Vice-Chairman of the Board of            March 16, 1994
- ---------------------------       Directors
       David S. Wagman

    /s/ JAMES L. BRILL           Senior Vice President-Finance,           March 31, 1994
- ---------------------------       Chief Financial Officer,
        James L. Brill            Secretary and Director
                                  (Principal Financial Officer)

    Signature                             Title                               Date
    ---------                             -----                               ----
   /s/ GARY A. SCHULTZ           Corporate Controller                     March 31, 1994
- ---------------------------       (Principal Accounting Officer)
       Gary A. Schultz


    /s/ JOSEPH ABRAMS            Director                                 March 31, 1994
- ---------------------------
        Joseph Abrams


    /s/ DAVID L. HOUSE           Director                                 March 31, 1994
- ---------------------------
        David L. House


  /s/ DR. ARNOLD MILLER          Director                                 March 31, 1994
- ---------------------------
      Dr. Arnold Miller


/s/ LAWRENCE J. SCHOENBERG       Director                                 March 16, 1994
- ---------------------------
    Lawrence J. Schoenberg


/s/ DWIGHT  A. STEFFENSEN        Director                                 March 21, 1994
- ---------------------------
     Dwight A. Steffensen